UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 16, 2025

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or formed address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2025, Boxlight Corporation, a Nevada corporation (the “Company”), entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company may issue and sell, from time to time, up to an aggregate of $4,800,000 of shares of its Class A Common Stock, par value $0.0001 per share (the “Shares”), through an “at the market offering” program, under which the Agent will act as sales agent or principal. The sales, if any, of the Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Sales Agreement provides that the Agent will be entitled to compensation at a fixed commission rate of 3.00% of the gross proceeds from the sale of the Shares on our behalf pursuant to the Sales Agreement. We have agreed to reimburse the Agent for their reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable and documented fees and expenses of their legal counsel) in an amount not to exceed $60,000 and up to an additional $5,000 per calendar quarter thereafter payable with each Representation Date (as defined in the Sales Agreement) and up to an additional $20,000 for each at-the-market offering program “refresh” (which would include the filing of a new registration statement, prospectus, or prospectus supplement relating to the Shares and/or an amendment of the Sales Agreement). The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, as well as other obligations of the parties and termination provisions and rights.

The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-284493), filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2025, as amended on February 4, 2025, and declared effective by the SEC on February 5, 2025, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated October 16, 2025 (the “ATM Prospectus Supplement”), filed with the SEC.

The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the Sales Agreement will terminate on the earlier of (1) the issuance and sale, pursuant to the Sales Agreement, of Shares having an aggregate offering price of $4.8 million, (2) the expiration of the Registration Statement on the third anniversary of its initial effective date pursuant to Rule 415(a)(5) under the Securities Act, or (3) the termination of the Sales Agreement by either us or the Agent, or by mutual agreement, as permitted therein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference to the ATM Prospectus Supplement, is the opinion of Kilpatrick Townsend & Stockton LLP, relating to the legality of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Kilpatrick Townsend & Stockton LLP
10.1	Sales Agreement between the Company and A.G.P./Alliance Global Partners, dated as of October 16, 2025
23.1	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2025

BOXLIGHT CORPORATION

By:	/s/ Dale Strang
Name:	Dale Strang
Title:	Chief Executive Officer